UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 7, 2012 (December 10, 2012)

MONAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54166
(Commission File No.)

1103 United Success Commercial Centre
508 Jaffe Road
Causeway Bay, Hong Kong
(Address of principal executive offices and Zip Code)

852-9738-1945
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTIONS OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As of December 4, 2012, Robert Clarke resigned from his position as our President and Secretary.

Dr. Tri Vu Truong, President, Chief Operating Officer and Director. On December 4, 2012, Dr. Tri Vu Truong was appointed our President, Chief Operating Officer and a Director.  Since February 14, 2008, Dr. Truong served as a director of Ecolocap Solutions Inc. He was chief executive officer and president of Ecolocap from February 14, 2008 until September 10, 2009. He has worked in the environmental sector since 1970, upon completion of his B. Engineering degree, complemented by a Master’s degree in Chemical Engineering in 1971 and a Ph.D. degree in Civil Engineering with Environmental Option in 1975. His professional career includes the realization of many major scientific and technical studies and projects. Dr. Truong was responsible in 1977 for the creation and operation of the Permits & Inspections Division of the Montreal Urban Community––Environment Department. He has taught several post-graduate courses at the prestigious Université de Montréal’s École Polytechnique. As President of the Sodexen Environmental Engineering Group since 1981, Dr. Truong has managed numerous major environmental impact projects, including: Comparative study of the environmental impact of dust-palliatives (MTQ 1988, 1989, 1990); Environmental decommissioning of a polystyrene production complex (BASF, 1988-1990); Solid waste management study relating to the closure of the Miron landfill (Montréal, 1988-90), as well as various research & development projects in the area.

Claude Pellerin, Secretary and Director. On December 4, 2012, Claude Pellerin was appointed our Secretary and Director. From March 6, 2009 to September 10, 2012, Mr. Pellerin was a Director of Ecolocap Solutions Inc. Mr. Pellerin is a corporate attorney and was a partner in the law firm of Kaufman Laramee LLP between July 2008 and July 2009. Between December 2003 and July 2008, Mr. Pellerin was partner in the law firm of Hovington Pellerin S.E.N.C. Since 2002, Mr. Pellerin has served as Director, President, Treasurer and Secretary of Capex Investments ( Canada ) Limited, an investments and financing corporation based in Montreal, Quebec. From 2001 to 2002, Mr. Pellerin served as a Secretary for Equilar Capital Corporation, an Ontario Corporation listed on the Toronto Stock exchange. Between 2002 and 2004, Mr. Pellerin served as Vice President for legal affairs for Manaris Corporation, a Nevada corporation listed on the OTCBB. Since 2003, Mr. Pellerin has served as Secretary of Gourmet Flash Inc., a Quebec corporation, and from 2004-2005 served as a Director to Canadian Security Agency (2004) Inc. Mr. Pellerin served as the Company’s President, Secretary and Treasurer from June 17, 2005 until August 19, 2005, at which time he resigned as an officer but remained a director of the Company until his resignation on October 20, 2008.

During the past ten years, Dr. Truong and Mr. Pellerin have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or

	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Neither Dr. Truong, nor Mr. Pellerin are parties to any agreements with us to award any compensation to them. Further, neither Dr. Truong, nor Mr. Pellerin own any shares of our common stock and there are no plans to issue either of them any shares of our common stock. Neither Dr. Truong, nor Mr. Pellerin have any family relationship with any other officers and directors. Dr. Truong and Mr. Pellerin were appointed to our board of directors based upon their experience as officers and directors of other public companies,

ITEM 7.01 REGULATION FD DISCLOSURE.

On December 10, 2012, we announced that we have appointed Dr. Tri Vu Truong as President and Chief Operating Officer to lead the Company’s mission to introduce to the markets M-Fuel and our capability to reduce fuel consumption and harmful emissions.  Additionally, we are pleased to report the appointment of Claude Pellerin to the position of Secretary and Legal Counsel.  Robert G. Clarke will continue to serve as Chairman and Chief Executive Officer of Monar International.

ITEM 9.01            EXHIBITS.

Exhibit	Document Description

99.1	Press Release – December 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 7th day of December, 2012.

MONAR INTERNATIONAL INC.

BY:	ROBERT CLARKE
Robert Clarke
Chief Executive Officer